Exhibit 10.14.4

Michael L. Corbat	Citigroup Inc.
Chief Executive Officer	399 Park Avenue
New York. NY 10022

December 13, 2013

Dr. Robert L. Joss
84 Euclid Avenue
Atherton, CA 94027

Re: Consulting Agreement Renewal

Dear Bob:

This letter sets forth our mutual understanding that the Consulting Agreement dated April 5, 2010, as amended as of October 28, 2010, January 1, 2012, and December 12, 2012 between you and Citigroup Inc. (the “Consulting Agreement”) shall continue in effect on the same terms and conditions from January 1, 2014 through March 31, 2014 (the “2014 Term”) with the following changes to paragraphs 1 and 2 of the Consulting Agreement. We expect to call on you to perform the Services (as defined in the Consulting Agreement) for a minimum of approximately four days during the 2014 Term, and you will be paid Eighty-Seven Thousand Five Hundred dollars ($87,500) for Services performed during the 2014 Term.

If this arrangement is acceptable to you, please sign and return one copy of this letter to me.

Citigroup Inc.

By: /s/ Michael L. Corbat	By: /s/ Dr. Robert L/ Joss
Michael L. Corbat	Dr. Robert L. Joss
Chief Executive Officer